Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma combined balance sheet and statement of operations based upon the combined historical financial statements of Redwood Green Corp. (the “Company” or “Redwood Green”), and Critical Mass Industries, LLC DBA Good Meds (“the Company”, “CMI” and/or “Good Meds”) after giving effect to the business combination between Redwood Green and CMI and adjustments described in the accompanying notes.

The unaudited pro forma combined balance sheets of CMI and the Company, as of June 30, 2019, has been prepared to reflect the effects of the CMI acquisition as if it occurred on January 1, 2018. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2018 and the six months ended June 30, 2019 combine the historical results and operations of CMI and the Company giving effect to the transaction as if it occurred on January 1, 2018.

The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of Redwood Green and CMI and the notes thereto.  Additional information about the basis of presentation of this information is provided in Note 2 hereto.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X.  The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company.  In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value.  Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed.  The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs.  Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

REDWOOD GREEN CORP.

UNUADITED PRO FORMA COMBINED

BALANCE SHEET AS OF JUNE 30, 2019

	Redwood Green	CMI	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$3,120,845	$200,818	$(1,863,117)	(a),(c)	$1,458,546
Accounts receivable	—	40,890	(40,890)	(a)	—
Inventories	—	712,789	(712,789)	(a)	—
Prepaid expenses and advances	4,863	75	—		4,938
Assets held for sale	48,452	—	—		48,452
Total current assets	3,174,160	954,572	(2,616,796)		1,511,936
Property and equipment, net	—	1,996,660	(10,922)	(a)	1,985,738
Goodwill	—	—	5,855,747	(a)	5,855,747
Intangible assets, net	—	—	2,839,636	(b)	2,839,636
Deposits	—	12,348	—		12,348
Right of use asset, net	—	—	1,411,461	(a)	1,411,461
Assets held for sale	456,762	—	—		456,762
Total assets	$3,630,922	$2,963,580	$7,479,126		$14,073,628

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$141,584	$675,231	$(675,231)	(a)	$141,584
Accrued expenses	—	333,404	(333,404)	(a)	—
Due to related party	7,972	—	—		7,972
Deferred rent	—	122,513	(122,513)	(a)	—
Notes payable	—	257,316	(110,048)	(a)	147,268
Notes payable, related parties	—	1,994,459	(1,233,886)	(a)	760,573
Convertible notes payable	—	40,000	(40,000)	(a)	—
Taxes payable	—	38,305	—		38,305
Right of use liability, current portion	—	—	446,451	(a)	446,451
Liabilities held for sale	23,123	—	—		23,123
Total current liabilities	172,679	3,461,228	(2,068,631)		1,565,276
Right of use liability	—	—	965,010	(a)	965,010
Total liabilities	172,679	3,461,228	(1,103,621)		2,530,286

Stockholders’ equity:
Common stock	81,837	—	13,553	(c)	95,390
Members’ units	—	50,500	(50,500)	(c)	—
Additional paid-in capital	4,091,698	—	6,763,063	(c)	10,854,761
Common stock to be issued	438,400	—	—		438,400
Non-controlling interests	—	—	1,192,234	(a)	1,192,234
Accumulated deficit	(1,133,225)	(548,148)	664,397	(d)	(1,016,976)
Accumulated other comprehensive loss	(20,467)	—	—		(20,467)
Total stockholders’ equity (deficit)	3,458,243	(497,648)	8,582,747		11,543,342
Total liabilities and stockholders’ equity	$3,630,922	$2,963,580	$7,479,126		$14,073,628

See accompanying notes to the unaudited pro forma combined financial statements.

REDWOOD GREEN CORP.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2019

	For the Six Months Ended June 30, 2019
	Redwood Green	CMI	Pro Forma Adjustments	Notes	Pro Forma Combined
Net sales	$—	$3,065,107	$—		$3,065,107
Cost of goods sold, net of depreciation and amortization	—	2,337,560	—		2,337,560
Gross profit	—	727,547	—		727,547

Operating expenses:
Personnel costs	—	216,979	—		216,979
Sales and marketing	—	420,315	—		420,315
General and administrative	3,667	155,446	—		159,113
Legal and professional fees	266,193	195,773	—		461,966
Depreciation and amortization	—	4,169	15,421	(e)	19,590
Bad debt expense	—	7,924	—		7,924
Total operating expenses	269,860	1,000,606	15,421		1,285,887
Loss from operations	(269,860)	(273,059)	(15,421)		(558,340)

Other expense:
Other income	—	22,336	—		22,336
Loss on foreign exchange	(430)	—	—		(430)
Interest expense	—	(161,749)	—		(161,749)
Total other expense, net	(430)	(139,413)	—		(139,843)
Net loss from continuing operations, before taxes	(270,290)	(412,472)	(15,421)		(698,183)
Net loss from continuing operations	(270,290)	(412,472)	(15,421)		(698,183)
Net loss from discontinued operations, net of tax	(22,279)	—	—		(22,279)
Net loss	$(292,569)	$(412,472)	$(15,421)		$(720,462)

Comprehensive loss from discontinued operations	(5,370)	—	—		(5,370)
Comprehensive loss	$(297,939)	$(412,472)	$(15,421)		$(725,832)
Net loss per common share:
Loss from continuing operations - basic and diluted	$(0.00)	—	—		$(0.01)
Loss from discontinued operations - basic and diluted	(0.00)	—	—		(0.00)
Loss per common share - basic and diluted	$(0.00)	—	—		$(0.01)

Weighted average common shares outstanding—basic and diluted	76,676,347	—	—		76,676,347

See accompanying notes to the unaudited pro forma combined financial statements.

REDWOOD GREEN CORP.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

	For the Year Ended December 31, 2018
	Redwood Green	Critical Mass	Pro Forma Adjustments	Notes	Pro Forma Combined
Net sales	$—	$6,367,118	$—		$6,367,118
Cost of goods sold, net of depreciation and amortization	—	4,354,789	—		4,354,789
Gross profit	—	2,012,329	—		2,012,329

Operating expenses:
Personnel costs	—	451,312	—		451,312
Sales and marketing	—	610,639	—		610,639
General and administrative	1,144	402,145	—		403,289
Legal and professional fees	238,035	288,856	—		526,891
Depreciation and amortization	—	7,815	30,843	(e)	38,658
Bad debt expense	—	24,745	—		24,745
Total operating expenses	239,179	1,785,512	30,843		2,055,534
(Loss) income from operations	(239,179)	226,817	(30,843)		(43,205)

Other (expense) income:
Other income	—	418,152	—		418,152
Other expense	(50,965)	—	—		(50,965)
Gain on foreign exchange	758	—	—		758
Interest expense	(38,872)	(230,686)	—		(269,558)
Total other (expense) income, net	(89,079)	187,466	—		98,387
Net (loss) income from continuing operations, before taxes	(328,258)	414,283	(30,843)		55,182
Income taxes	—	—	—		—
Net (loss) income from continuing operations	(328,258)	414,283	(30,843)		55,182
Net loss from discontinued operations, net of tax	(99,199)	—	—		(99,199)
Net (loss) income	$(427,457)	$414,283	$(30,843)		$(44,017)

Comprehensive loss from discontinued operations	(15,097)	—	—		(15,097)
Comprehensive (loss) income	$(442,554)	$414,283	$(30,843)		$(59,114)
Net loss per common share:
Income (loss) from continuing operations - basic and diluted	$(0.00)	—	—		$0.00
Loss from discontinued operations - basic and diluted	(0.00)	—	—		(0.00)
Loss per common share - basic and diluted	$(0.01)	—	—		$(0.00)

Weighted average common shares outstanding—basic and diluted	73,432,345	—	—		73,432,345

See accompanying notes to the unaudited pro forma combined financial statements.

REDWOOD GREEN CORP.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction

On July 15, 2019, the Company, through its wholly owned subsidiary Good Acquisition Co., entered into a Membership Interest Purchase Agreement to acquire cannabis brands and other assets of Critical Mass Industries, LLC DBA Good Meds (“the Company”, “CMI” and/or “Good Meds”), a Colorado limited liability company. CMI is licensed by the Marijuana Enforcement Division of Colorado Department of Revenue to produce cannabis and cannabis products under its six licenses. These licenses allow for cultivation, manufacturing of infused products and retail distribution. At the time, Colorado law prohibited public companies, including the Company, from owning cannabis licenses. Therefore, CMI spun off assets acquired by the Company, into two new entities, Good Holdco, LLC (“Holdco”) and Good IPCo, LLC (“IPCo). Under the terms of the Membership Interest Purchase Agreement, CMI retained the cannabis license, inventory and accounts receivable (the “Cannabis License Assets”) and will continue to operate the cannabis business related to the brands under certain agreements entered into with from the Company, which requires that CMI pay royalties and related fees until Colorado law will permit public ownership of cannabis licenses.

2.	Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined balance sheets and unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.

3.	Consideration Transferred

In consideration of the sale and transfer of the acquired assets, the Company delivered 13,553,233 shares of Redwood Green common stock at a fair value of $6,776,617, or $0.50 per share. In addition, the Company delivered $1,999,770 in cash to CMI.

4.	Preliminary Purchase Allocation

A summary of the preliminary purchase price allocation is as follows:

Description	Fair Value	Weighted Average Useful Life (years)
Assets acquired:
Cash	$136,654
Prepaid expenses	74
Property and equipment, net	1,985,738
Right of use asset	1,411,461
Deposits	12,348
Customer relationships	215,900	7
Trademark/trade name	1,340,000	Indefinite
Developed manufacturing process	1,330,000	Indefinite
Goodwill	5,855,747
Total assets acquired	$12,287,922

Liabilities assumed:
Notes payable	$147,268
Notes payable, related parties	760,573
Right of use liability	1,411,460
Total liabilities assumed	2,319,301

Non-controlling interests	1,192,234
Estimated fair value of net assets acquired	$8,776,387

REDWOOD GREEN CORP.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

5.	CMI – Pro Forma Adjustments

(a)	Adjustments represent the preliminary fair market value assigned to the assets, liabilities and non-controlling interests acquired in the CMI acquisition. The Company acquired the assets and liabilities of CMI for a purchase price of approximately $8,776,387 as discussed in Notes 3 and 4 above.
(b)	Adjustments represent the preliminary fair market value related to the identifiable intangible assets acquired in the CMI acquisition less amortization expense of $30,483 for the year ended December 31, 2018 and $15,421 for the six months ended June 30, 2019, for a total amortization expense of $46,264. Amortization expense is recognized on a straight-line basis over the useful life of the intangible assets.
(c)	Adjustment to members units represents the closing out of CMI’s outstanding equity. The adjustment also represents the estimated fair value of the cash, common stock and related additional paid-in capital issued as part of the acquisition.
(d)	Adjustment represents an increase to remove CMI’s accumulated deficit, as well as adjustments to liabilities not included in the transaction, and partially offset by a decrease relating to the amortization expense associated with the intangible assets. See below for details on adjustments to accumulated deficit:

Adjustment to reverse Critical Mass’s accumulated deficit	$548,148
Adjustment reflects amortization expense for the year ended December 31, 2018 associated with the acquired intangible assets	(30,843)
Adjustment reflects amortization expense for the six months ended June 30, 2019 associated with the acquired intangible assets	(15,421)
Adjustments to other liabilities not included in the transaction	162,513
$664,397

(e)	Reflects the preliminary adjustment for the amortization expense associated with the fair value of the identifiable intangible assets acquired in the CMI acquisition, over their estimated useful lives.